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                                                                     Exhibit 2.3

                AGREEMENT IN SUPPORT OF ASSET PURCHASE AGREEMENT

         This Agreement in Support of Asset Purchase Agreement ("Agreement") is hereby made and entered this 10th day of November, 1997 by and among the undersigned Daniel Crawford, Karen Crawford, David Crawford and Paul Comer (collectively, the "Stockholders," and severally as the context requires a "Stockholder"), and DCI/DWC Acquisition Corp., a Delaware corporation (the "Buyer"), who agree as follows:

         WHEREAS, Buyer is simultaneously entering into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") among Buyer and Danvid Company, Inc. ("Danvid") and Danvid Window Company ("DWC") pursuant to which Buyer will acquire substantially all the assets of Danvid and DWC;

         WHEREAS, the Stockholders are all of the Stockholders of Danvid and DWC and have acknowledged the direct benefit to be received by them by reason of the transactions contemplated by the Asset Purchase Agreement; and

         WHEREAS, Buyer is entering into the Asset Purchase Agreement in reliance on the representations, warranties and covenants of Stockholders in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, Buyer's reliance, the benefits inuring to the Stockholders by reason of the Asset Purchase Agreement, and other full, fair and adequate consideration, it is agreed as follows:

         1. DEFINITIONS. All terms appearing herein as defined terms and not expressly defined herein shall have the same meaning assigned to them in the Asset Purchase Agreement.

         2. JOINT AND SEVERAL LIABILITY. The Stockholders have agreed that they shall be jointly and severally liable, together with the Sellers and each of the other Stockholders, for each and every representation, warranty, covenant and agreement made by the Sellers in the Asset Purchase Agreement as though a signatory party thereto. Each of the Stockholders acknowledge full, fair, complete and adequate consideration for the obligation to be bound to each of the representations, warranties, covenants and agreements of the Sellers set forth in the Asset Purchase Agreement and agree to be bound thereby.

         Without limiting the generality of the foregoing, each of the Stockholders, jointly and severally with the Sellers, makes each of the representations, warranties and covenants of the Sellers set forth in Sections 3(a), 4, 5 and 6 of the Asset Purchase Agreement and agree that each of the Stockholders is jointly and severally bound, together with the Sellers, for each and every of the indemnity obligations of the Sellers set forth in Section 8 of the Asset Purchase Agreement. The Stockholders acknowledge that certain of the representations and warranties speak as of the date hereof and are to be affirmed and effectively reconfirmed as accurate as of the Closing. Each of the Stockholders has reviewed the Disclosure Schedule and represents and warrants that the Disclosure Schedule sets forth all of the qualifications to
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the representations and warranties of Section 4 of the Asset Purchase Agreement in accordance with the terms thereof.

         3. TAX MATTERS. Notwithstanding the generality of the foregoing, Stockholders acknowledge that they shall be jointly and severally liable, together with the Sellers, for any and all Liabilities for Taxes of Danvid and DWC incurred by the Buyer and any and all Adverse Consequences associated with any Taxes imposed on or relating to the business of Danvid, DWC or any of the Stockholders, except liabilities expressly assumed by the Buyer pursuant to the Asset Purchase Agreement and included among the Assumed Liabilities.

         4. NATURE OF OBLIGATIONS. The representations, warranties, and covenants of the Sellers and the Stockholders in the Asset Purchase Agreement and, in turn, this Agreement, are joint and several obligations. Each Stockholder acknowledges that the Stockholder will be responsible for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach of the Asset Purchase Agreement by the Sellers.

         5. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Texas without regard to the effect of any choice of law provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the state of Texas. Jurisdiction and venue in any action arising hereunder shall be in a court of competent subject matter jurisdiction in Dallas County, Texas, and each of the parties consents to jurisdiction therein.

         6. NOTICES. All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if personally delivered or, two days after mailing if mailed by Registered or Certified Mail, return receipt requested, postage prepaid and addressed to the intended recipient at the address set forth beneath their signatures below.

         7. CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

         8. INCORPORATION BY REFERENCE. This Agreement incorporates by reference all the terms and conditions of the Asset Purchase Agreement for purposes of enforcing the rights and obligations of the Buyer against the Stockholders set forth in this Agreement. Each of the Stockholders has reviewed a final copy of the Asset Purchase Agreement and acknowledges a full, complete and clear understanding of the obligations in the Asset Purchase Agreement based on consultation with counsel of their own choosing.

         9. REMEDIES AVAILABLE. All remedies set forth in the Asset Purchase Agreement intended to be available to the Buyer, in addition to all other remedies available at law or in


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equity, shall be made available to the Buyer against the Stockholders to the same extent available against the Sellers.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument. Additionally, signatures transmitted by facsimile shall be effective and delivery deemed made when received by facsimile transmission; facsimile signatures shall be followed by next-day delivery of original counterparts.

         EXECUTED this 10th day of November, 1997.


DCI/DWC ACQUISITION CORP.


By /s/ Frank J. Amedia
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Address for Notice:

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DANIEL CRAWFORD


/s/ Daniel Crawford
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Signature

Address for Notice:

727 Country Glen Ct.
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Highland Village, TX  75067
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KAREN CRAWFORD


/s/ Karen Crawford
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Signature


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Address for Notice:

620 Timber Crest
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Highland Village, TX  75067
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DAVID CRAWFORD


/s/ David Crawford
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Signature

Address for Notice:

1371 Daffodil
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Lewisville
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Texas  75067
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PAUL COMER


/s/ Paul Comer
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Signature

Address for Notice:

5103 Ambergate Ln.
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Dallas, TX  75287
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